   As filed with the U.S. Securities and Exchange Commission on June 10, 1996.


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                ONGARD SYSTEMS, INC.
- -------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


              DELAWARE                                  84-1149380
- -------------------------------------------------------------------------------
   (State or other jurisdiction of          (IRS employer identification no.)
    incorporation or organization)

                  40 Commerce Drive, Hauppauge, New York 11788
- -------------------------------------------------------------------------------
          (Address of Principal Executive Offices, including ZIP Code)


                     OnGard Systems, Inc. Stock Option Plan
- -------------------------------------------------------------------------------
                           (Full title of the plan)


           Mark E. Weiss, 40 Commerce Drive, Hauppauge, New York 11788
- -------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (516) 231-8989
- -------------------------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

    Title of          Amount        Proposed        Proposed       Amount of
   Securities         to be          Maximum         Maximum      Registration
      to be         Registered   Offering Price     Aggregate         Fee
   Registered                       Per Share     Offering Price

 $.001 par value      100,000          $1.00        $  100,000       $  34.48
  Common Stock
 $.001 par value      550,000          $3.50        $1,925,000       $ 663.79
  Common Stock
 $.001 par value        1,250         $4.375        $    5,469       $   1.89
  Common Stock
 $.001 par value      282,500          $5.00        $1,412,500       $ 487.06
  Common Stock
 $.001 par value       15,000         $5.125        $   76,875       $  26.51
  Common Stock
 $.001 par value       10,000          $6.00        $   60,000       $  20.69
  Common Stock

 $.001 par value      169,500          $6.50        $1,101,750       $ 379.91
  Common Stock
 $.001 par value       58,750          $7.50        $  440,625       $ 151.94
  Common Stock
 $.001 par value       15,000          $8.00        $  120,000       $  41.38
  Common Stock
      Total         1,202,000            NA         $5,236,750       $1807.65


* Minimum Filing Fee per Section 6(b) of the Securities Act of 1933

PROSPECTUS


                              ONGARD SYSTEMS, INC.
                  40 COMMERCE DRIVE, HAUPPAUGE, NEW YORK 11788
                                 (516) 231-8989


                        1,202,000 SHARES OF COMMON STOCK


     This Prospectus relates to the offer and sale by OnGard Systems, Inc., a Delaware corporation (the "Company"), of shares of its $.001 par value per share common stock (the "Common Stock") to employees, consultants and non-employee directors of the Company (the "Participants") pursuant to the Company's 1992 Stock Option Plan (the "1992 Plan") and the Company's Stock Option Plan approved by the stockholders of the Company in January, 1995 (the "1995 Plan"). The 1992 Plan and the 1995 Plan are collectively referred to herein as the "Plan". The Company is registering hereunder 1,202,000 shares of the Common Stock which may be issued to Participants upon exercise of stock options awarded to Participants under the terms of the Plan.

     The Common Stock is not subject to any restriction on transferability except with respect to shares issued to affiliates of the Company as defined in the Securities Act of 1933, as amended (the "Act"). In general, an affiliate is any director, executive officer or controlling shareholder of the Company. The Participants, however, may become subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would limit their discretion in transferring the shares acquired in the Company. (See "GENERAL INFORMATION - RESTRICTIONS ON RESALES.")


             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is June 10, 1996

     This Prospectus is part of a Registration Statement which was filed and became effective under the Act and does not contain all of the information set forth in the Registration Statement. Certain portions of the Registration Statement have been omitted pursuant to the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") under the Act. The statements in this Prospectus as to the contents of the Plan, any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Written requests should be addressed to: Director of Investor Relations, OnGard Systems, Inc., 40 Commerce Drive, Hauppauge, New York 11788; (516) 231-8989.

     The Company is subject to the reporting requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. These reports, as well as the proxy statements, information statements, and other information filed by the Company under the Exchange Act, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained at the prescribed rates. In addition, the Common Stock of the Company is quoted on the NASDAQ (Small Cap-SM-) system maintained by the National Association of Securities Dealers, Inc. ("NASD") under the symbol "OGSI"; thus, copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street, N.W., Washington, D.C. 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS


                                                                  PAGE

General Information. . . . . . . . . . . . . . . . . . . . . . .    6
     The Company . . . . . . . . . . . . . . . . . . . . . . . .    6
     Purposes. . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Common Stock. . . . . . . . . . . . . . . . . . . . . . . .    6
     The Participants. . . . . . . . . . . . . . . . . . . . . .    6
     Restrictions on Transfer. . . . . . . . . . . . . . . . . .    7
     Federal Income Tax Consequences . . . . . . . . . . . . . .    7
     Restrictions on Resales . . . . . . . . . . . . . . . . . .   10
Documents Incorporated by Reference and Additional Information .   10
     Interests of Named Experts and Counsel. . . . . . . . . . .   10
     Indemnification . . . . . . . . . . . . . . . . . . . . . .   11

                               GENERAL INFORMATION


THE COMPANY

     The Company has its principal executive offices at 40 Commerce Drive, Hauppauge, New York 11788; the Company's telephone number is (516) 231-8989.

PURPOSES

     The Common Stock may be issued by the Company pursuant to stock options issued under award agreements entered into between the Company and the Participants in accordance with the Plan. The stock options are intended to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's stockholders and to provide the Participants with an incentive for outstanding performance. The Plan is intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of the Company's operation is largely dependent. Copies of the Plan have been filed as exhibits to the Registration Statement.

COMMON STOCK


     The board has authorized the issuance and delivery of up to 550,000 shares of the Common Stock to the Participants under the 1992 Plan and the stockholders have authorized the issuance and delivery of up to 600,000 shares of the Common Stock to the Participants under the 1995 Plan. In addition, the Company is seeking the approval of the stockholders for the issuance and delivery of an additional 900,000 shares of Common Stock under the 1995 Plan at the Company's Annual Meeting to be held in July, 1996. Certain of the shares offered hereby will be issued only if the Company's stockholders approve the increase in the number of shares issuable under the 1995 Plan.


THE PARTICIPANTS

     Under the Plan, Participants include employees of the Company who have outstanding awards granted under the Plan and consultants and non-employee directors of the Company. Employees include all full-time, nonunion employees of the Company and its subsidiary. The Committee (as defined in the Plan) has authority to designate employees to become Participants in the Plan.

RESTRICTIONS ON TRANSFER

     The Participants will become the record and beneficial owners of the shares of Common Stock upon exercise of the vested stock options awarded under the Plan and issuance and delivery of the shares, and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock. There will be no restrictions on the transfer of shares issued and delivered upon exercise of stock options except for shares issued and delivered to affiliates of the Company, as such term is defined in the Act. Affiliates will be subject to transfer restrictions as set forth in Rule 144 promulgated under the Act. Generally, an affiliate will be able to transfer a limited number of shares upon completion of a two-year holding period.

FEDERAL INCOME TAX CONSEQUENCES

          The following is a brief summary of the Company's understanding of the principal anticipated federal income tax consequences of options granted and exercised under the Plan based upon the applicable provisions of the Code in effect on the date hereof. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

          1. INCENTIVE STOCK OPTIONS. An optionee will not realize taxable income at the time an incentive stock option is granted or exercised. If Common Stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if the optionee holds the shares to a date that is both two years after the grant of the incentive stock option and one year after exercise of the option, then (a) any gain upon the subsequent sale of the shares will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. The spread between the incentive stock option exercise price and the fair market value of the shares at the time of exercise is an adjustment item for purposes of the alternative minimum tax.

          If an optionee disposes of shares acquired upon the exercise of an incentive stock option before the expiration of the holding periods described above, then generally (a) the optionee will be taxed as if he had received compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the exercise date (or, if less than such fair market value, the amount realized on the disposition of the shares) over the exercise price paid for such shares, and (b) the Company will generally be entitled to a corresponding deduction in that year. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

          Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following the termination of the optionee's employment, the option will generally be treated for tax purpose as a nonqualified stock option.

          All stock acquired pursuant to the exercise of an incentive stock option is subject to the holding period rules and disqualifying disposition rules described above, regardless of whether such stock is paid for with cash or previously acquired shares. Furthermore, the exercise of an incentive stock option with previously acquired stock will be deemed to be an exchange to which
Section 1036 of the Internal Revenue Code of 1986 (the "Code") applies. The optionee's basis in the number of shares of incentive stock option stock that equals the number of previously acquired shares used to exercise the incentive stock option shall equal the basis of the previously acquired shares used to exercise the incentive stock option, increased by the amount of compensation recognized in the transaction, if any. The optionee's basis in any remaining shares of incentive stock option stock will be zero.


          If "statutory option stock" (stock acquired through the exercise of a qualified stock option, an incentive stock option, an option granted under any employee stock purchase plan or a restrictive stock option) is transferred to acquire shares offered under an incentive stock option, and if the applicable holding periods for such statutory option stock have not been met before such transfer, the transfer will result in ordinary income with respect to the stock disposed of, but will not affect the tax treatment, as described above, for the stock received.

          To the extent that the fair market value of Company Common Stock (determined as of the date of grant) subject to incentive stock options exercisable for the first time by an optionee during any calendar year exceeds $100,000, those options will not be considered incentive stock options.

          2. NONQUALIFIED STOCK OPTIONS. An optionee will not recognize taxable income at the time a nonqualified stock option is granted, but taxable income will be realized, and the Company will generally be entitled to a deduction, at the time of exercise of the nonqualified stock option. The amount of income (and the Company's deduction) will be equal to the difference between the nonqualified stock option exercise price and the fair market value of the shares on the date of exercise. The income realized will be taxed at ordinary income tax rates for federal income tax purposes. On subsequent disposition of the shares acquired upon exercise of a nonqualified stock option, capital gain or loss as determined under the normal capital asset holding period rules will be realized in the amount of the difference between the proceeds of sale and the fair market value of the shares on the date of exercise. Where the nonqualified stock option exercise price is paid in "delivered stock," the exercise is treated as a tax-free exchange of the shares of delivered stock (without recognizing any taxable gain with respect thereto) for a like number of shares. The optionee's basis in the number of new shares that equals the number of shares used to exercise the nonqualified stock option will equal the basis of the shares used to exercise the nonqualified stock option, and the optionee's holding period for the new shares will include the optionee's holding period in the shares used to exercise the nonqualified stock option.
The optionee's basis in any remaining shares will equal the amount of compensation income recognized upon exercise of the nonqualified stock option and the optionee's holding period for such shares will begin on the date the optionee acquires them. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the nonqualified stock option described above.

          Notwithstanding the foregoing, an optionee will not recognize ordinary compensation income upon the exercise of a nonqualified stock option if the Common Stock received upon exercise is subject to forfeiture restrictions imposed by Section 16(b) of the Exchange Act. Consequently, those optionees subject to Section 16(b) of the Exchange Act may not recognize income upon exercise of their options. Rather, unless the optionee makes a Section 83(b) election as described below, the optionee will recognize ordinary income on the date the Section 16(b) transfer restrictions, if any, lapse equal to the amount by which the fair market value of the Common Stock on such date exceeds the option exercise price (plus the amount paid for the option, if any).

          An optionee subject to the restrictions imposed by Section 16(b) of the Exchange Act may, within ten days of receipt of Common Stock upon exercise of an option, elect under Section 83(b) of the Code to have the value of the Common Stock taxed in the year of receipt based on the fair market value of such shares at the time of receipt, determined without regard to the Section 16(b) restrictions. If the optionee makes the Section 83(b) election, future appreciation of the Common Stock would not be taxed until the holder disposes of the Common Stock in a taxable transaction. An optionee who makes a Section 83(b) election and later suffers a forfeiture pursuant to Section 16(b) may not deduct the amount of income that he or she recognized when making the election.

          3. WITHHOLDING. Under the Plan, whenever shares of stock are to be issued in satisfaction of options exercised under the Plan, the Company has the power to require the recipient of the stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements.

RESTRICTIONS ON RESALES

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. This would mean that the affiliate could not sell any shares acquired hereunder for a period of at least six (6) months thereafter. Further, in the event that any affiliate acquiring shares hereunder has sold any shares of Common Stock in the previous six months preceding the receipt of shares hereunder, any so-called "profit," as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient by the Company. Shares of Common Stock acquired hereunder by other than affiliates are not subject to Section 16(b) of the Exchange Act.


                       DOCUMENTS INCORPORATED BY REFERENCE
                                       AND
                             ADDITIONAL INFORMATION

     The Company hereby incorporates by reference (i) its annual report on Form 10-KSB, as amended, for the year ended December 31, 1995, filed pursuant to
Section 13 of the Exchange Act, (ii) any and all Forms 10-QSB under the Act or Exchange Act subsequent to any filed Form 10-KSB, as well as all other reports filed under Section 13 of the Exchange Act, and the Company's Form 8-A filing, and (iii) its annual report, if any, to stockholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing.

     A copy of any document or part thereof incorporated by reference in the Registration Statement but not delivered with this Prospectus will be furnished without charge upon written or oral request. Requests should be addressed to:
Director of Investor Relations, OnGard Systems, Inc., 40 Commerce Drive, Hauppauge, New York 11788; (516) 231-8989.

INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Registrant hereby states that (i) all documents set forth in (a) through
(c) below are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          (a) registrant's latest annual report, whether of nor filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

          (b) all other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's documents referred to in (a) above; and

          (c) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES

     Each share of Common Stock currently outstanding is fully paid for and nonassessable, and is entitled to one vote per share on all matters submitted for action by stockholders. All shares of Common Stock are equal to each other with respect to the election of directors and cumulative voting is not permitted; therefore, the holders of more than 50% of the outstanding common shares can, if they choose to do so, elect all directors. The terms of the directors are not staggered. Directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and qualified. There are no preemptive rights to purchase any additional shares of common or other securities of registrant, except that the purchasers of 1,148,000 shares of the registrant's common stock in a private placement conducted in September, 1995 were given the right to purchase each such purchaser's pro rata share of new securities (as defined in the subscription agreement relating to the private placement) which the registrant may offer from time to time. In the event of liquidation or dissolution, holders of shares of Common Stock are entitled to receive, pro rata, the remaining assets after creditors and holders of any class of stock having liquidation rights senior to holders of Common Stock have been paid in full. Reference is made to the description of the Common Stock prepared in compliance with
Item 202 of Regulation S-B in the Prospectus filed with the Securities and Exchange Commission as part of registrant's initial public offering on Form
SB-2 and its Form 8-A filing under the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Consistent with section 145 of the Delaware General Corporation Law ("Delaware Law"), Article VII of the Company's By-Laws provides that the Company shall indemnify any person in connection with legal proceedings threatened or brought against him by reason of his present or past status as an officer or director of the Company, provided that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company shall also indemnify any such person in connection with any action by or in the right of the Company provided the person acted in good faith an in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification may be made if such person is adjudged to be liable to the Company unless the court in which such action was brought determines, upon application, that despite such adjudication, the person is fairly and reasonably entitled to such indemnification as the court deems proper. In addition, to the extent that any officer or director is successful in the defense of any such legal proceeding, the Company is required to indemnify him against expenses, including attorneys' fees, that are actually and reasonably incurred by him in connection therewith. The By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any By-Law, any vote of stockholders or disinterested directors of the Company or otherwise.

     Consistent with section 102(b) of the Delaware Law, Article VIII of the Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for damages for breach of fiduciary duties as director, subject to certain limitations. Article VIII does not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the Company or its stockholders; (b) any acts of omissions not in good faith or which involved intentional misconduct or a knowing violation of law; (c) any conduct that is the subject of section 174 of the Delaware Law; or d) any transaction from which the director derived an improper personal benefit.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

EXHIBIT NO.         TITLE

      5 Opinion of Reinhart, Boerner Van Deuren, Norris & Rieselbach, P.C. regarding the legality of the securities registered.

     10(a)          OnGard Systems, Inc. 1992 Stock Option Plan.  (i)

     10(b)          OnGard Systems, Inc. Stock Option Plan.  (ii)

     24 Consent of Reinhart, Boerner Van Deuren, Norris & Rieselbach, P.C. to the use of its opinion with respect to the legality of the securities being registered hereby. Filed as part of Exhibit No. 5

     (i) Previously filed with Registration Statement No. 33-48372, and incorporated herein by reference.

     (ii) Previously filed as Exhibit A to OnGard's definitive Proxy Statement relating to the annual meeting of stockholders held on January 10, 1995 and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

         (iii) include any material information which respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement, including, but not limited to, any addition or deletion of a managing underwriter.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirement of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
          Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York on June 10, 1996.


                                             ONGARD SYSTEMS, INC.



                                             By: /s/ Mark E. Weiss
                                                 --------------------------
                                                      Mark E. Weiss, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                                   Date
- ---------                ------                                 -------

/s/ Mark E. Weiss        President and Director (Principal      June 10, 1996
- ------------------       Executive)
Mark E. Weiss


/s/ Philip B. Kart       Vice President (Principal Financial    June 10, 1996
- ------------------       Officer and Accounting Officer)
Philip B. Kart


                         Director                                        , 199
- ------------------                                             ------- --     -
Eric L. Steiner*

                         Director                                        , 199
- ------------------                                             ------- --     -
Thomas F. Kearns


/s/ Mark E. Weiss                                               June 10, 1996
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*By:  Mark E. Weiss,
 Attorney-in-Fact


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